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                                                                     EXHIBIT 5.2

                                PERKINS COIE LLP
         1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500


                                October 2, 1998

Westower Corporation
7001 N.E. 40th Avenue
Vancouver, WA  98661

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), that you are filing with the Securities and Exchange Commission with respect to 1,246,539 shares of Common Stock, $.01 par value (the "Shares"), proposed to be issued as follows:
1,000,000 shares pursuant to the Westower Corporation 1998 Stock Incentive Compensation Plan (the "Plan") and 246,539 shares pursuant to individual stock option letter agreements (the "Options"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares pursuant to the Plan and the Options have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of the Shares and the sale thereof by the Company in accordance with the terms of the Plan and the Options, and the receipt of consideration therefor in accordance with the terms of the Plan and the Options, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                                       /s/ PERKINS COIE LLP